Exhibit 10.7
SCHEDULE OF NAMED EXECUTIVE OFFICERS WHO HAVE ENTERED INTO THE AMENDMENT TO THE AMENDED AND RESTATED EMPLOYMENT AGREEMENT AS SET FORTH IN EXHIBIT 10.6
Each of the following Named Executive Officers has entered into a Form of Employment Agreement as set forth in Exhibit 10.6 as of the date indicated below:

NAME	DATE
David W. Greenfield	December 4, 2008
John H. Jacko, Jr.	December 8, 2008
Frank P. Simpkins	December 11, 2008
Gary W. Weismann	December 11, 2008